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                                                                    EXHIBIT 99.4

We hereby consent to the inclusion of our opinion letter to the Board of Directors of Charter One Financial, Inc. dated May 17, 1999 and attached as Appendix C to the joint proxy statement/prospectus which forms a part of the Registration on Form S-4 relating to the proposed merger of St. Paul Bancorp, Inc. with and into Charter Michigan Bancorp, Inc. and to the references to such opinion in such joint proxy statement/prospectus. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.


Dated:  August 10, 1999


                                              SALOMON SMITH BARNEY INC.

                                              By: /s/ JAMES HARASIMOWICZ
                                                  ----------------------
                                                      James Harasimowicz